EXHIBIT 10.5

FORM OF

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of                     , 2015 by and between DC Industrial Liquidating Trust, a Maryland statutory trust (the “Trust”), and                     , a trustee and/or officer of the Trust (the “Indemnitee”).

RECITALS

WHEREAS, the Trust was formed for the purpose of liquidating certain assets of Industrial Income Trust Inc. (“IIT”) in connection with the merger of IIT with and into Western Logistics II LLC as contemplated by that certain Agreement and Plan of Merger, dated as of July 28, 2015, by and among IIT, Western Logistics LLC and Western Logistics II LLC; and

WHEREAS, the interpretation of the provisions of statutes, regulations and governing instruments regarding indemnification of trustees and officers may be too uncertain to provide such trustees and officers with adequate notice of the legal, financial and other risks to which they may be exposed by virtue of their service as such; and

WHEREAS, damages sought against trustees and officers in litigation may be substantial, and the costs of defending such actions and of judgments in favor of plaintiffs or of settlement therewith may be prohibitive for individual trustees and officers, without regard to the merits of a particular action and without regard to the culpability of, or the receipt of improper personal benefit by, any named trustee or officer; and

WHEREAS, the long period of time which may elapse before final disposition of such litigation may impose undue hardship and burden on a trustee or officer or his estate in maintaining a proper and adequate defense of himself or his estate against claims for damages; and

WHEREAS, the Trust is organized under the Maryland Statutory Trust Act (the “Statutory Trust Act”), and Section 12-403 of the Statutory Trust Act empowers statutory trusts to indemnify and advance expenses of litigation to a person serving as a trustee, officer, employee or agent of a statutory trust; and

WHEREAS, the Amended and Restated Agreement and Declaration of Trust of the Trust (the “Trust Agreement”) provides that the Trust shall indemnify the Trustees, and each person appointed by the Trustees pursuant to the terms thereof, including the Advisor, and directors, officers, employees, managers and agents of each Trustee; and

WHEREAS, the Board of Trustees of the Trust (the “Board of Trustees”) has concluded that it is in the best interests of the Trust to enter into an agreement to indemnify in a reasonable and adequate manner the Indemnitee and to assume for itself maximum liability for expenses and damages in connection with claims lodged against him for his decisions and actions as a trustee and/or officer of the Trust; and

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

Section 1.1 “Applicable Legal Rate” shall mean a fixed rate of interest equal to the applicable federal rate for mid-term debt instruments as of the day that it is determined that the Indemnitee must repay any advanced expenses.

Section 1.2 “Beneficiaries” shall mean the holders of units of beneficial interests in the Trust.

Section 1.3 “Corporate Status” shall mean the status of a person who is or was a trustee, officer, employee or agent of the Trust, or a member of any committee of the Trust, and the status of a person who, while a trustee, officer, employee or agent of the Trust, is or was serving at the request of the Trust as a director, trustee, officer, partner (including service as a general partner of any limited partnership), manager, managing member, fiduciary, employee or agent of another foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan. As a clarification and without limiting the circumstances in which the Indemnitee may be serving at the request of the Trust, service by the Indemnitee shall be deemed to be at the request of the Trust if the Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan (a) of which a majority of the voting power or equity interest is owned directly or indirectly by the Trust or (b) the management of which is controlled directly or indirectly by the Trust.

Section 1.4 “Disinterested Trustee” shall mean a trustee of the Trust who neither is nor was a party to the Proceeding in respect of which indemnification and/or advance of Expenses is being sought by the Indemnitee.

Section 1.5 “Effective Date” shall mean the date set forth in the first paragraph of this Agreement.

Section 1.6 “Expenses” shall mean without limitation expenses of Proceedings including all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, investigation fees and expenses, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in or otherwise participating in a Proceeding. “Expenses” shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

Section 1.7 “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of law of business entities and neither is, nor in the past five years has been, retained to represent: (a) the Trust or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (b) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

Section 1.8 “Liabilities” shall mean liabilities of any type whatsoever, including, without limitation, any judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.

Section 1.9 “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Trust or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Trust and the Indemnitee. If the Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

ARTICLE II

TERMINATION OF AGREEMENT

This Agreement shall continue until the termination of the Trust.

ARTICLE III

SERVICE BY INDEMNITEE, NOTICE OF PROCEEDINGS

AND DEFENSE OF CLAIMS

Section 3.1 Notice of Proceedings. The Indemnitee shall notify the Trust promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the

Proceeding, but the Indemnitee’s failure to so notify the Trust shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Trustee’s ability to defend in such proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Trust is thereby actually prejudiced.

Section 3.2 Defense of Claims. The Trust shall have the right to defend the Indemnitee in any Proceeding (except a Proceeding brought by the Indemnitee under Section 6.3 of this Agreement) which may give rise to indemnification hereunder; provided, however, that the Trust shall notify the Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 3.1 above. Notwithstanding the foregoing sentence, if in a Proceeding to which the Indemnitee is a party by reason of the Indemnitee’s Corporate Status, (a) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld, that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (b) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Trust, or (c) if the Trust fails to assume the defense of such Proceeding in a timely manner, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Trust, which shall not be unreasonably withheld, at the expense of the Trust. In addition, if the Trust fails to comply with any of its obligations under this Agreement or in the event that the Trust or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Trust, which shall not be unreasonably withheld, at the expense of the Trust (subject to Section 6.4 of this Agreement), to represent the Indemnitee in connection with any such matter.

Section 3.3 Settlement of Claims. The Trust shall not, without the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (a) includes an admission of fault of the Indemnitee, (b) does not include, as an unconditional term thereof, the full release of the Indemnitee from all Liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee, or (c) would impose any Expense or Liability on Indemnitee.

ARTICLE IV

INDEMNIFICATION

Section 4.1 General. Upon the terms and subject to the limitations set forth in this Agreement, the Trust shall indemnify, and advance Expenses to, the Indemnitee (a) as provided in this Agreement and (b) to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the Effective Date. Subject to the limitations set forth in this Agreement, the rights of the Indemnitee provided in this Section 4.1 shall include, without limitation, the rights set forth in the other sections of this Agreement, and any additional indemnification to which an Indemnitee may be entitled under the Trust Agreement, the Trust’s bylaws, as may be amended from time to time (the “Bylaws”), a resolution or other action by the Beneficiaries or Board of Trustees, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 4.2 Standard for Indemnification. Subject to the limitations in Section 4.4, if, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be, made a party to any Proceeding, the Indemnitee shall be indemnified, to the full extent permitted by Maryland law, against all Liabilities and all Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding, including, without limitation, in connection with or arising out of any Proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of the Indemnitee in his capacity as a trustee or officer of the Trust.

Section 4.3 Indemnification for Expenses as Witness. Subject to the limitations in Section 4.4, to the extent that the Indemnitee is or may be, by reason of the Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Trust or any other party, and to which the Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith within ten days after the receipt by the Trust of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee.

Section 4.4 Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Trust shall not be obligated under this Agreement to make any payment to the Indemnitee for indemnification with respect to any Proceeding:

(a) for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Trust were offered or sold as to indemnification for violations of securities laws; or

(b) (i) that was by or in the right of the Trust and in which the Indemnitee is adjudged to be liable to the Trust; or (ii) brought by the Indemnitee unless: (1) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 6.4 of this Agreement, or (2) the Trust Agreement, the Bylaws, a resolution or other action by the Beneficiaries or of the Board of Trustees or an agreement approved by the Board of Trustees to which the Trust is a party expressly provide otherwise.

Section 4.5 Court-Ordered Indemnification. Subject to the limitations in Section 4.5, a court of appropriate jurisdiction, upon application of the Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a) if it determines the Indemnitee is entitled to reimbursement under Section 12-403 of the Statutory Trust Act, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b) if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee has met the standards of conduct as required under Section 12-403 of the Statutory Trust Act, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Trust shall be limited to Expenses.

ARTICLE V

ADVANCEMENT OF EXPENSES

If by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be, made a party to any Proceeding, the Trust shall, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding within ten days after the receipt by the Trust of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Trust as authorized by law and by this Agreement has been met and a written undertaking (the “Undertaking”) by or on behalf of the Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to the Indemnitee, together with the Applicable Legal Rate of interest thereon, relating to claims, issues or matters in the Proceeding as to which it is subsequently determined that the Indemnitee is not entitled to such indemnification. To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Article V shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

ARTICLE VI

PROCEDURE FOR PAYMENT OF LIABILITIES;

DETERMINATION OF RIGHT TO INDEMNIFICATION

Section 6.1 Procedure for Payment. To obtain indemnification for Liabilities under this Agreement, the Indemnitee shall submit to the Trust a written request for payment, including with such request such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether, and to what extent, the Indemnitee is entitled to indemnification and payment hereunder. The Indemnitee may submit one or more such requests from time to time and at such time(s) as the Indemnitee deems appropriate in his sole discretion. The officer of the Trust receiving any such request from the Indemnitee, promptly upon receipt of the request, shall advise the Board of Trustees, in writing, of such request.

Section 6.2 Determination of Entitlement to Indemnification. Upon written request by the Indemnitee for indemnification pursuant to Section 6.1 above, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) by the Board of Trustees by a majority vote of a quorum consisting of Disinterested Trustees or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Trustees consisting solely of one or more Disinterested Trustees, (ii) if Independent Counsel has been selected by the Board of Trustees in accordance with Maryland law and approved by the Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee or (iii) if so directed by a majority of the members of the Board of Trustees, by the Beneficiaries of the Trust. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination in the discretion of the Board of Trustees or Independent Counsel if retained pursuant to clause (b)(ii) of this Section 6.2. Any Expenses incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Trust (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Trust shall indemnify and hold the Indemnitee harmless therefrom. The Trust shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

Section 6.3 Remedies of Indemnitee.

(a) If (i) a determination is made pursuant to Section 6.2 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Article V of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6.2 of this Agreement within 60 days after receipt by the Trust of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4.3 of this Agreement within ten days after receipt by the Trust of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Trust Agreement or Bylaws is not made within ten days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of

Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 6.3(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by the Indemnitee to enforce his rights under Section 4.3 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Trust shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 6.3, the Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Trust shall have the burden of proving that the Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6.3, the Indemnitee shall not be required to reimburse the Trust for any advances pursuant to Article V of this Agreement until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Trust shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.3 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all of the provisions of this Agreement.

(c) If a determination shall have been made pursuant to Section 6.2 of this Agreement that the Indemnitee is entitled to indemnification, the Trust shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.3, absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

Section 6.4 Expenses under this Agreement. In the event that the Indemnitee, pursuant to Section 6.3, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Trust, and shall be indemnified by the Trust for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 6.5 Interest. Interest shall be paid by the Trust to the Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Trust pays or is obligated to pay under Section 6.4 for the period commencing with the date on which the Indemnitee requests indemnification, reimbursement or advance of any Expenses and ending on the date such payment is made to the Indemnitee by the Trust.

ARTICLE VII

PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

Section 7.1 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons, entity or entities making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 6.1 of this Agreement, and the Trust shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

Section 7.2 Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

Section 7.3 Actions of Others. The knowledge and/or actions, or failure to act, of any other trustee, officer, agent or employee of the Trust or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

ARTICLE VIII

INSURANCE; COORDINATION OF PAYMENTS

The Trust will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Trustees, with the advice of counsel, covering the Indemnitee or any claim made against the Indemnitee by reason of his Corporate Status and covering the Trust for any indemnification or advance of Expenses made by the Trust to the Indemnitee for any claims made against the Indemnitee by reason of his Corporate Status. Without in any way limiting any other obligation under this Agreement, the Trust shall indemnify the Indemnitee for any payment by the Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all Liabilities and Expenses incurred by the Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Trust or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Trust and the Indemnitee shall not in any way limit or affect the rights or obligations of the Trust under any such insurance policies. If, at the time the Trust receives notice from any source of a Proceeding to which the Indemnitee is a party or a participant (as a witness or otherwise), the Trust has director and officer liability insurance in effect, the Trust shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Non-Exclusivity. The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under any provision of law, the Trust Agreement, the Bylaws, any agreement, resolution or other action by the Beneficiaries or of the Board of Trustees, or otherwise, and to the extent that during the term of this Agreement the rights of the then-existing trustees and officers of the Trust are more favorable to such trustees or officers than the rights currently provided to the Indemnitee under this Agreement, the Indemnitee shall be entitled to the full benefits of such more favorable rights. Unless consented to in writing by the Indemnitee, no amendment, alteration, rescission or replacement of this Agreement or any provision hereof which would in any way limit the benefits and protections afforded to an Indemnitee hereby shall be effective as to such Indemnitee with respect to any action or inaction by such Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration, rescission or replacement, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration, rescission or replacement. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

Section 9.2 Subrogation. In the event of any payment under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights.

Section 9.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand or by courier and receipted for by the party to whom said notice or other communication shall have been directed at the time indicated on such receipt; (ii) if by facsimile at the time shown on the confirmation of such facsimile transmission; or (iii) if by U.S. certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee, to:

518 17th street, 17th Floor

Denver, CO 80202

Facsimile No. (303) 869-4602

If to the Trust, to:

DC Industrial Liquidating Trust

518 17th street, 17th Floor

Denver, CO 80202

Attention: General Counsel

Facsimile No. (303) 869-4602

or to such other address as may have been furnished to the Indemnitee by the Trust or to the Trust by the Indemnitee, as the case may be.

Section 9.4 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Maryland, without application of the conflict of laws principles thereof.

Section 9.5 Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Trust), shall continue to the extent provided in Article II above as to an Indemnitee who has ceased to be a trustee, officer, employee or agent of the Trust or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan that such person is or was serving in such capacity at the request of the Trust, and shall inure to the benefit of the Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. The Trust shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Trust, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform if no such succession had taken place.

Section 9.6 Equitable Relief. The Trust and the Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Trust acknowledges that, in the absence of a waiver, a bond or undertaking may be required of the Indemnitee by a court, and the Trust hereby waives any such requirement of such a bond or undertaking.

Section 9.7 Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

Section 9.8 Entire Agreement. This Agreement, constitutes the entire agreement and understanding among the parties hereto in reference to the subject matter hereof; provided, however, that the parties acknowledge and agree that the Trust Agreement and the Bylaws contains or may contain provisions on the subject matter hereof and that this Agreement is not intended to, and does not, limit the rights or obligations of the parties hereto pursuant to such Trust Agreement or Bylaws.

Section 9.9 Titles. The titles to the articles and sections of this Agreement are inserted for convenience of reference only and should not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

Section 9.10 Invalidity of Provisions. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Article, Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Article, Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 9.11 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one agreement binding on all the parties hereto. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DC INDUSTRIAL LIQUIDATING TRUST

By:
Name:
Title:

INDEMNITEE

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Trustees of DC Industrial Liquidating Trust.

Re:	Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the          day of     , 2015, by and between DC Industrial Liquidating Trust and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. In consideration of the advance of Expenses by the Trust for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that I am not entitled to indemnification with respect to such Proceeding, then I shall promptly reimburse the portion of the Advanced Expenses, together with the Applicable Legal Rate of interest thereon, relating to the claims, issues or matters in the Proceeding as to which the foregoing finding has been established.

Signature

Name

Date